UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 03, 2024

KARTOON STUDIOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37950	20-4118216
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
190 N. Canon Drive, 4th Fl., Beverly Hills, CA   90210
(Address of principal executive offices) (Zip Code)
(310) 273-4222
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) ) On April 3, 2024, the audit committee (the “Audit Committee”) of the board of directors of Kartoon Studios, Inc. (the “Company”), after considering the recommendations of the Company’s management, concluded that the Company’s previously issued audited consolidated financial statements contained in the annual report for the year ended December 31, 2022, including the unaudited interim periods ended June 30, 2022 and September 30, 2022 and unaudited interim consolidated financial statements in the quarterly reports for the three months ended March 31, 2023, three and six months ended June 30, 2023 and the nine months ended September 30, 2023 (the “Relevant Periods”) and earning releases and other communications relating to the Relevant Periods should no longer be relied upon with respect to the errors described below and should be restated.

The Company identified an error in its Consolidated Balance Sheets, Statements of Operations, Statements of Comprehensive Loss, Statements of Stockholders' Equity, and Statements of Cash Flow for each of the Relevant Periods and determined that these financial statements should be restated. The misstatement pertaining to the interim and annual periods of 2022 relate to an understatement of Deferred Tax Liability, net of $1.7 million with a corresponding increase to goodwill that were omitted from the Company’s purchase accounting and the misstatement pertaining to the interim periods of 2023 relates to an overstatement of Warrant Incentive Expense recorded within Other Income (Expense), net and Additional Paid-in-Capital of $3.5 million associated with the warrant modification (together, the “Misstatements”). As such, the Company will restate its financial statements for each of the Relevant Periods in the Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), expected to be filed concurrently, today. The financial information that has been previously filed or otherwise reported for the Relevant Periods with respect to the Misstatements will be superseded by the information included in the Company’s audited consolidated financial statements for the year ended December 31, 2023 set forth in the 2023 Form 10-K.

Pursuant to the above, the Company’s management and audit committee identified a material weakness in the Company’s internal control over financial reporting and discussed such matters with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC, and implementing remediation plans to address the control deficiency outlined above with further specifics in the 2023 Form 10-K.

Forward-Looking Statements

Certain statements in this Current Report constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this Current Report. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC.

Date: April 8, 2024	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer
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